Exhibit 10.4
FIFTH THIRD BANK
MASTER EQUIPMENT LEASE AGREEMENT
This Master Equipment Lease Agreement (this “Master Lease”) dated as of October 1, 2004 is made by and between THE FIFTH THIRD LEASING COMPANY, an Ohio corporation, having an office at 38
Fountain Square Plaza, Cincinnati, Ohio 45263 (“Lessor”), and DENTAL CARE PLUS, INC., a corporation organized under the laws of the State of Ohio and having a principal place of business at 100
Crowne Pointe Place, Cincinnati, Hamilton County, OH 45241 (“Lessee”).
TERMS AND CONDITIONS OF LEASE
     1. Lease. Subject to the terms and conditions set forth herein, Lessor and Lessee shall execute and deliver Equipment Schedules pursuant to this Master Lease (each, an “Equipment Schedule”) and pursuant to each Equipment Schedule Lessor shall lease to Lessee the equipment and other property described on such Equipment Schedule (together with all parts, additions and accessories incorporated therein, and software incorporated therein, the “Equipment”). Each Equipment Schedule will incorporate by reference this Master Lease and will specify certain terms relating to the leasing of the Equipment (this Master Lease as incorporated into each Equipment Schedule, a “Lease”). Each Equipment Schedule, together with this Master Lease, shall constitute a separate and enforceable Lease In the event that any term of any Equipment Schedule conflicts with or is inconsistent with any term of this Master Lease, the terms of the Equipment Schedule shall govern As used herein, the term “Item of Equipment,” as it relates to any Equipment, shall have the meaning specified in the Equipment Schedule relating to such Equipment and if no such meaning is specified therein, “Item of Equipment” shall mean the Equipment as a whole.
     2. Term. With respect to any Item of Equipment, unless otherwise specified on an Equipment Schedule, the initial term of lease shall commence on the earlier of (a) the date an Acceptance Certificate (as defined in Section 5) is executed with respect to such Item of Equipment, and (b) unless the Lessee rejects such Item of Equipment in a written notice to Lessor, ten (10) days after delivery of such Item of Equipment (the “Delivery and Acceptance Date”) and, unless earlier terminated as provided herein, shall expire on the Expiration Date (as defined in the Equipment Schedule relating to such Item of Equipment); provided, however, that the Base Lease Term or the then applicable Renewal Term shall be automatically extended for successive one month periods until either (a) the end of the Notice Period (as defined below) or (b) Lessor demanding return of the Equipment. As used herein, “Notice Period” shall mean the period ending on the latest of (i) the Expiration Date, (ii) one hundred eighty (180) days after the delivery by Lessee of its final written notice of its election to purchase or return the Equipment or to determine the Fair Market Value or Fair Market Rental Value, as applicable, in accordance with the options set forth in the Equipment Schedule and (iii) one hundred eighty (180) days after the delivery by Lessee of its election to return the Equipment. Lessee shall pay Basic Rent at the then current rate for each month during the automatic renewal term. As used herein, “Term” shall mean, collectively, the period from the Delivery and Acceptance Date to the Expiration Date and all Renewal Terms (as defined in the Equipment Schedule relating to such Equipment); provided, however, that this Master Lease shall be effective from and after the date of execution hereof. All obligations of Lessee under Sections 17 and 18 hereof shall survive the expiration, cancellation or other termination of the Term. Provided that no Default or Event of Default (each as defined in Section 16) has occurred and is continuing, neither Lessor nor anyone claiming by, through or under Lessor, shall not interfere with Lessee’s quiet use and possession of the Equipment.
     3. Rent. Lessee shall pay Lessor for the leasing of the Equipment hereunder the periodic rental payments (“Basic Rent”) on the dates (each a “Rent Payment Date”) and in the amounts set forth in the Equipment Schedule. Basic Rent together with all other additional amounts as may from time to time be payable under this Lease and the other Lease Documents (as defined in Section 4) is referred to herein as “Rent”). Rent shall be due whether or not Lessee has received any notice that such payments are due. All Rent shall be paid to Lessor at its address set forth in the Equipment Schedule, or as otherwise directed by Lessor in writing. If any Rent is not paid when due (or within 10 days thereafter), Lessee shall pay to Lessor a late payment fee equal to five percent (5%) of the amount of such Rent.
     4. Net Lease. Each Lease shall constitute a non-cancelable net lease, it being the intention of the parties that all costs, expenses and liability associated with the Equipment or its lease shall be borne by Lessee. Lessee’s obligation to pay Rent and otherwise to perform its obligations under this Lease and each other document and agreement executed in connection with this Lease (together with the Lease, collectively, the “Lease Documents”) shall be irrevocable, absolute and unconditional and shall not be subject to defense, counterclaim, set-off, diminution, abatement or recoupment for any reason whatsoever, and Lessee waives all rights to terminate or surrender this Lease for any reason except as expressly set forth in this Lease, including, without limitation, defect in the Equipment or non-performance by Lessor. All Rent shall be paid without reduction or deduction whatsoever, including any reduction or deduction for any Tax (as defined in Section 18).
     5. Acceptance. Upon delivery of the Equipment, Lessee shall promptly inspect and test such Equipment and, if acceptable to Lessee, accept such Equipment and deliver to Lessor a certificate of acceptance, in form and substance reasonably satisfactory to Lessor (“Acceptance Certificate”). Lessee represents that it has selected both (a) the Equipment, and (b) the manufacturer, vendor or other supplier of the Equipment (the “Supplier”) without assistance from Lessor and either is a party to, or has received a copy of, each agreement and document by which Lessor acquired the Equipment or the right to possession and use of the Equipment (including any documents or agreements with the Supplier (collectively, the “Supply Contract”)) prior to the Delivery and Acceptance Date. Lessee hereby assumes the risks, burdens, and obligations to any manufacturer or vendor of any Item of Equipment on account of nondelivery, nonacceptance or nonperformance of the Equipment. Lessee’s execution and delivery of an Acceptance Certificate shall be conclusive evidence as between Lessor and Lessee that the Items of Equipment referred to therein are acceptable for all purposes hereof.
     6. Disclaimer of Warranties. THE EQUIPMENT IS BEING LEASED TO THE LESSEE BY THE LESSOR “AS IS, WHERE IS”. LESSOR DOES NOT MAKE, HAS NOT MADE, SHALL NOT BE DEEMED TO MAKE OR HAVE MADE, AND EXPRESSLY DISCLAIMS TO LESSEE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT T THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH ANY LAW, RULE SPECIFICATION, OR CONTRACT PERTAINING THERETO, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY LESSEE. Notwithstanding the foregoing, Lessee shall be entitled to the benefit of any applicable manufacturer’s warranties received by Lessor and, to the extent assignable, such warranties are hereby assigned by Lessor to Lessee for the term of the applicable Equipment Schedule.
     7. Conditions Precedent. The obligation of Lessor to purchase the Equipment and to lease the same to Lessee shall be subject to satisfaction (or waiver by Lessor) of each of the following conditions, prior to the Delivery and Acceptance Date with respect to such Equipment: (a) Lessor shall have received each of the following documents, in form and substance satisfactory to Lessor: (i) the Equipment Schedule relating to such Equipment duly executed by Lessee; (ii) an Acceptance Certificate for each Item of Equipment duly executed by Lessee; (iii) if requested by Lessor, an assignment Lessee’s rights under the Supply Contract in form and substance acceptable to Lessor and consent executed by Lessee and the Supplier; (iv) the original bills of sale evidencing chain of title from the manufacturer or supplier to the Lessor relating to the Equipment to be leased hereunder; (v) a certificate of the secretary or assistant secretary of Lessee dated the date of such Equipment Schedule certifying (A) the incumbency of each of the officers executing the applicable Lease Documents, (B) a copy of the articles or certificate of incorporation, by-laws or code of regulations, and other applicable organizational documents of Lessee and (C) copies of any other documents evidencing the authorization of the corporate officers on behalf of the Lessee to execute, deliver and perform this Lease and each other Lease Document; (vi) a certificate dated the date of such Equipment Schedule of the president or chief financial officer of Lessee certifying that, to the best of Lessee’s knowledge, no Default or Event of Default has occurred and is continuing and no Event of Loss (as defined in Section 11) has occurred with respect to any Equipment identified in such Equipment Schedule; (vii) if requested by Lessor, an opinion of legal counsel to Lessee in form and substance satisfactory to Lessor; and (viii) such other documents or agreements as may be required by the terms of the Equipment Schedule or as Lessor may reasonably request; (b) Lessor shall have the right (by assignment or otherwise) to purchase the Equipment identified in the applicable Equipment Schedule for a price not to exceed the Lessor’s Capitalized Cost (as identified in such Equipment Schedule) and on terms and conditions otherwise reasonably satisfactory to the Lessor; (c) Lessor shall have received evidence of the filing of Uniform Commercial Code financing statements or other records relating to such Equipment in form and substance satisfactory to Lessor in the jurisdiction in which Lessee is a registered organization and such other jurisdiction as Lessor may reasonably request; (d) Lessor shall have received evidence of insurance policies covering the Equipment which comply with the requirements of Section 10, hereof; (e) the representations and warranties of the Lessee contained herein and in each of the Lease Documents shall be true and correct on and as of the Delivery and Acceptance Date both with and without giving effect to the transactions contemplated by the applicable Lease; (f) no Default or Event of Default shall have occurred and be continuing or result from the transactions contemplated by the Lease; (g) Lessee shall have paid the fees and reasonable out-of-pocket expenses of Lessor (including the fees and expenses of counsel to the Lessor and any filing or recordation fees) incurred in connection with the negotiation, execution and delivery of the Equipment Schedule and other Lease Documents relating thereto; and (h) no material adverse change in the existing or prospective financial condition or results of operations of Lessee or any guarantor of Lessee’s obligations hereunder (a “Guarantor”) which may affect the ability of Lessee to perform its obligations under the Lease Documents, or the ability of any Guarantor to perform its obligations under any Guaranty, shall have occurred since the date of the most recent audited financial statements of Lessee delivered to Lessor.
     8. Use and Maintenance; Alterations.
          (a) Lessee covenants and agrees that it: (i) shall use the Equipment solely in the conduct of its business, for the purpose, and in the manner, for which the Equipment was designed; (ii) shall operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (1) the Supplier’s maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, delivered by the Supplier or other service provider to the Lessee (including requiring all components, fuels and fluids installed in or used on the Equipment to meet the standards specified by the Supplier from time to time), (2) the requirements of all applicable insurance policies, (3) the Supply Contract, so as to preserve all of Lessee’s and Lessor’s rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, and (4) all applicable laws; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee’s full compliance with the terms hereof; (iii) shall not discriminate against the Equipment with respect to scheduling of maintenance, parts or service; (iv) shall not change the location of any Equipment as specified in the Equipment Schedule without written notice to Lessor; and shall not locate the Equipment outside of the United States without the prior consent of Lessor and (v) to the extent requested by Lessor, shall cause each Item of the Equipment to be continually marked, in a plain and distinct manner, with the name of Lessor followed by the words “Owner and Lessor,” or other appropriate words designated by Lessor on labels furnished by Lessor. If the location for any Equipment specified in the Equipment Schedule is a facility leased by Lessee or owned by Lessee subject to one or more mortgage liens, upon the request of Lessor, Lessee will obtain a real property waiver or waivers in form and substance satisfactory to Lessor from the lessors or mortgagees of such facility.
          (b) Lessee, at its own cost and expense, will promptly replace all parts, appliances, systems, components, instruments and other equipment (“Parts”) incorporated in, or installed on, the

Equipment which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever; provided, however, that Lessee shall not be required to replace any Part or Parts that are not material to the normal and customary operation of the Equipment. In addition, in the ordinary course of maintenance, service repair, overhaul or testing, Lessee may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (as defined in Section 8(c)) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Any replacement Part installed, of incorporated on, the Equipment shall be considered an accession to such Equipment and title to such replacement Part shall immediately vest in Lessor without cost or expense to Lessor.
          (c) Lessee will keep the Equipment and its interest therein free and clear of all liens, claims, mortgages, charges and encumbrances of any type regardless of how arising (“Liens”) other than any Lien arising out of claims against Lessor not relating to the lease of the Equipment to Lessee (“Permitted Liens”). Lessee will defend, at its own expense, Lessor’s title to the Equipment from all such Liens. If any Lien shall attach to any item of Equipment, Lessee will provide written notification to Lessor within ten (10) days after Lessee receives notice of any such attachment stating the full particulars thereof and the location of such Equipment on the date of such notification. Notwithstanding the foregoing, in the event that any Lien is released within thirty (30) days after Lessee has been notified of the existence of the Lien, Lessee shall not be in breach of this Section.
          (d) At its sole option, Lessee may make any alteration, modification or attachment to the Equipment deemed appropriate by Lessee, provided that such alteration, modification, attachment is of a type which is readily removable without damage to the Equipment, does not decrease the value, condition, utility or useful life of the Equipment or cause such Equipment to become “limited use property” (as defined in Revenue Procedure 2001-28, 2001-19 I.R.B. 1156 or any successor publication or Treasury Regulation issued pursuant to the Internal Revenue Code of 1986 (as amended, supplemented or modified from time to time, the “Code”)), a fixture (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), or real property or affect the insurability or impair any manufacturer’s warranty with respect to the Equipment. All alterations, modifications and attachments of whatsoever kind or nature made to any item of Equipment that cannot be removed without damaging or reducing the functional capability, economic value or insurability of the item of Equipment or impairing any manufacturer’s warranty shall only be made with the prior written consent of the Lessor and shall be deemed to be part of the Equipment. Under no circumstance shall any non-severable alteration, modification or attachment be subjected by Lessee to any encumbrance other than this Lease.
     9. Assignment and Sublease. Lessee shall not sublease or otherwise relinquish possession of any Item of Equipment, or assign, transfer or encumber its rights, interests or obligations hereunder or under any Equipment Schedule executed pursuant hereto unless expressly permitted pursuant to the terms of the Equipment Schedule relating to such Equipment. No assignment, transfer or sublease, in any event, shall relieve Lessee of, and Lessee shall remain primarily liable for, its obligations under each Lease Document.
     10. Insurance.
          (a) Lessee shall provide, maintain and pay for insurance coverage with respect to the Equipment, insuring against, among other things, the loss, theft, damage, or destruction of the Equipment, in an amount not less than the Stipulated Loss Value (as defined in the applicable Equipment Schedule) of such Equipment at any time; and public liability and property damage with respect to the use or operation of the Equipment, in the amounts set forth in the applicable Equipment Schedule. All insurance against loss shall name Lessor as the sole loss payee and all liability insurance shall name Lessor and its Assignees (as defined in Section 20) and their subsidiaries and affiliated companies, and their successors and assigns as additional insureds. All of such insurance shall be in form (including all endorsements required by Lessor), and with companies, reasonably satisfactory to Lessor.

          (b) All policies of insurance required hereunder shall (i) provide that any cancellation, expiration, lapse, or material modification shall not be effective as to the Lessor for a period of thirty (30) days after receipt by Lessor of written notice thereof; (ii) provide that premiums may be paid by the Lessor, but without liability on the part of the Lessor for such premiums; (iii) be primary without any right of set-off or right of contribution from any other insurance carried by the Lessor; (iv) contain breach of warranty provisions providing that, in respect of the interests of the Lessor, the insurance shall not be invalidated by any action, inaction or breach of warranty, declaration, or condition by the Lessee or any other person or by any fact or information known to Lessor; and (v) waive any right of subrogation against Lessor. Prior to the Delivery and Acceptance Date for any Item of Equipment, and thereafter, not less than 15 days prior to each renewal or replacement of such insurance, Lessee will deliver to Lessor certificates issued by the insurance carriers thereunder evidencing the insurance required to be maintained pursuant to this Lease.
          (c) The proceeds (if any) of the insurance maintained by Lessee that are received with respect to the loss or damage of any Equipment, shall be applied and paid first, to Lessor for any amount then due and payable by Lessee under this Lease, second, if an Event of Loss (as defined in, and subject to, Section 11) has occurred, to Lessor for the payment of Stipulated Loss Value or, otherwise, if such loss or damage does not constitute an Event of Loss, to Lessee for its reasonable, documented, out-of-pocket costs to repair or replace such item of Equipment pursuant to Section 11(b)(i), to the extent that such repairs or replacements were necessitated by the occurrence of the loss for which such proceeds were paid, third, to Lessee to reimburse Lessee for any Stipulated Loss Value actually paid to, and retained by Lessor and fourth, any excess to Lessor. Proceeds of any liability insurance shall promptly be paid to the party entitled thereto.
     11. Risk of Loss; Damage to Equipment.
          (a) Lessee shall bear the entire risk of loss and damage to any and all Items of Equipment from any cause whatsoever, whether or not insured against, during the Term until the Equipment is returned to Lessor in accordance with Section 14 hereof. No loss or damage shall relieve Lessee of the obligation to pay Rent or of any other obligation under this Lease. An “Event of Loss” shall be deemed to have occurred with respect to any Item of Equipment if such Item of Equipment or any material part thereof has been lost, stolen, requisitioned or condemned by any governmental authority, damaged beyond repair or damaged in such a manner that results in an insurance settlement on the basis of an actual or arranged total loss.
          (b) Upon any loss or damage to any Item of Equipment not constituting an Event of Loss, Lessee will promptly, and in any event within thirty (30) days of such loss or damage (or such longer period as to which the parties shall mutually agree), place such Item of Equipment in good condition and repair as required by the terms of this Lease. If an Event of Loss to any Item of Equipment has occurred, Lessee shall immediately notify Lessor of same, and at the option of Lessee, Lessee shall: (i) not more than thirty (30) days following such Event of Loss (or such longer period as Lessor shall determine in its sole discretion) replace such Item of Equipment with replacement equipment (acceptable to Lessor) in as good condition and repair, and with the same value remaining useful economic life and utility, as such replaced Item of Equipment immediately preceding the Event of Loss (assuming that such replaced Item of Equipment was in the condition required by this Lease), which replacement equipment shall immediately, and without further act, be deemed to constitute Items of Equipment and be fully subject to this Lease as if originally leased hereunder and shall be free and clear of all Liens; or (ii) pay to Lessor on the next succeeding Rent Payment Date the sum of (A) all Rent due and owing hereunder with respect to such Item of Equipment (at the time of such payment) including all Basic Rent payable on such Rent Payment Date plus (B) the Stipulated Loss Value as of such Rent Payment Date with respect to such Item of Equipment. Upon Lessor’s receipt of the payment required under subsection (ii) above, Lessee shall be entitled to Lessor’s interest in such Item of Equipment, in its then condition and location “as is” and “where is”, without any representations or warranties, express or implied.

     12. Financial, Other Information and Notices.
          (a) Lessee shall maintain a standard and modern system for accounting and shall furnish to Lessor:
     (i) Within sixty (60) days after the end of each quarter, a copy of Lessee’s internally prepared consolidated financial statements for that quarter and for the year to date in a form reasonably acceptable to Lessor, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the chief financial officer of Lessee.
     (ii) Within one hundred twenty (120) days after the end of each fiscal year, a copy of Lessee’s consolidated year end financial statements audited by a firm of independent certified public accountants acceptable to Lessor (which acceptance shall not be unreasonably withheld) and accompanied by an audit opinion of such accountants without qualification.
All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.
          (b) Lessee shall provide prompt written notice to Lessor (i) of any Event of Default (ii) of any loss or damage to any Item of Equipment or any Event of Loss with respect to any Item of Equipment, and (iii) any existing or threatened investigation, claim or action by any governmental authority which could adversely affect the Equipment or this Lease.
          (c) Lessee shall furnish such other information as Lessor may reasonably request from time to time relating to the Equipment, this Lease or the operation or condition of Lessee including, without limitation, such additional financial statements of the Lessee for such periods as Lessor may request; provided that Lessee shall have a reasonable amount of time to have such financial statements prepared.
     13. Inspections. Lessor may from time to time during Lessee’s normal business hours, and, so long as no Default or Event of Default is continuing, upon not less than five (5) days written notice to Lessee, inspect the Equipment and Lessee’s records with respect thereto. Lessee shall cooperate with Lessor in scheduling such inspection and in making the Equipment available for inspection by Lessor or its designee at a single location as reasonably specified by Lessee. Lessee will, upon reasonable written request, provide a report on the condition of the Equipment, a record of its maintenance and repair, a summary of all items suffering an Event of Loss, a certificate of no Event of Default, or such other information or evidence of compliance with Lessee’s obligations under the Lease as Lessor may reasonably request.
     14. Condition Upon Return. At the expiration of the Term, unless Lessee has elected to purchase the Equipment in accordance with the terms of the Equipment Schedule, Lessee shall promptly, at its own cost and expense: (a) return the Equipment in the condition required to be maintained under Section 8(a) hereof; (b) if de-installation, disassembly or crating is required, cause such Items of Equipment to be de-installed, disassembled and crated by an authorized manufacturer’s representative or such other service person as is reasonably satisfactory to Lessor; and (c) return such Items of Equipment in the condition and in the manner specified in the Equipment Schedule (collectively, the “Return Condition”). The Equipment, as returned, will include related maintenance logs, operating manuals, and other related materials. All operating manuals for the Equipment must be returned to Lessor in a usable condition and containing all pages. If lost or destroyed, Lessee shall, at its own expense, provide replacement operating manuals. Lessor may, but is not required to, inspect the Equipment prior to its return. If Lessor determines that the Equipment does not conform to the Return Condition, Lessor will promptly notify Lessee of such determination specifying the repairs or refurbishments needed to place the Equipment in the Return Condition. Lessor may, at its option, either require Lessee to effect such repairs or itself effect such repairs. In either case, all costs associated with any repairs and inspections will be paid by Lessee. Until Lessee has returned the Equipment in compliance with the requirements of this Lease, the Lease shall continue in full force and effect and Lessee shall continue to pay Rent notwithstanding any expiration or termination of the Term through and including the date on which the Equipment is accepted for return by Lessor as conforming with the Return Condition.
     15. Lessee’s Representations and Warranties. Lessee represents and warrants as of the date of execution and delivery of this Master Lease and each Equipment Schedule as follows: (a) Lessee is a corporation organized under the laws of the State of Ohio, having a principal place of business at 100 Crowne Pointe Place, Cincinnati, Hamilton County, Ohio, 45241, duly organized, validly existing under the laws of the jurisdiction of its organization with full power to enter into and to pay and perform its obligations under the Equipment Schedule and this Lease as incorporated therein by reference, and is duly qualified or licensed in all other jurisdictions where its failure to so qualify would adversely affect the conduct of its business or its ability to perform any of its obligations under or the enforceability of this Lease; (b) each Equipment Schedule, this Master Lease and all other Lease Documents have been duly authorized, executed and delivered by Lessee, are valid, legal and binding obligations of Lessee, are enforceable against Lessee in accordance with their terms and do not and will not contravene any provisions of or constitute a default under Lessee’s organization documents, any agreement to which it is a party or by which it or any of its property is bound, or any applicable law, regulation or order of any governmental authority; (c) Lessor’s right, title and interest in and to the Equipment and the Rent therefrom will vest in Lessor upon Lessee’s acceptance of the Equipment for lease hereunder and will not be affected or impaired by the terms of any agreement or instrument by which Lessee or any of its property is bound; (d) no approval of, or filing with, any governmental authority or other person is required in connection with Lessee’s entering into, or the payment or performance of its obligations under, this Lease and the other Lease Documents; (e) there are no suits or proceedings pending or, to the knowledge of Lessee, threatened, before any court or governmental agency against or affecting Lessee which, if decided adversely to Lessee, would adversely affect the conduct of its business or its ability to perform any of its obligations under or the enforceability of this Lease; (f) the financial statements of Lessee which have been delivered to Lessor have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present Lessee’s financial condition and the results of its operations as of the date of and for the period covered by such statements (subject to customary year-end adjustments), and since the date of such statements there has been no material adverse change in such financial condition or operations; (g) Lessee’s full and correct legal name is set forth on the signature page hereof and Lessee will not change its legal name or the location of its jurisdiction of organization without giving to Lessor at least thirty (30) days prior written notice thereof; (h) the Equipment will always be used for business or commercial, and not personal, purposes; (i) Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have a material adverse effect on the condition of its business or its ability to perform any of its obligations under or the enforceability of this Lease; and (j) Lessee is, and will remain, in full compliance with all laws and regulations applicable to it including without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (A) listed on the Specially Designated National and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulations or (C) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive order and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.
Lessee’s representations and warranties shall survive termination or expiration of the Lease.
     16. Events of Default and Remedies.
          (a) Each of the following events constitutes an “Event of Default” hereunder and any event that, with the passage of time or the giving of notice, or both, would constitute an Event of Default shall constitute a “Default” hereunder: (i) Lessee fails to pay any Rent when due under this Lease and such failure continues for a period of ten (10) days; (ii) any representation or warranty made by Lessee in the Lease or in any other Lease Document shall at any time prove to have been incorrect in any material respect as and when made; (iii) Lessee fails (A) to obtain and maintain the insurance coverage required herein; or (B) fails to materially observe or perform any other covenant, condition or agreement under this Lease and, in the case of clause (B), such failure continues unremedied for a period of fifteen (15) days after written notice thereof by Lessor to Lessee; (iv) Lessee or any Guarantor shall have consolidated with, merged with or into, or conveyed, sold or otherwise transferred all or substantially all of its assets or shall have failed to maintain its corporate existence; (v) Lessee or any Guarantor (A) ceases doing business as a going concern; (B) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature or generally fails to pay its debts as they become due; (C) initiates any voluntary bankruptcy, reorganization, insolvency or similar proceeding; (D) fails to obtain the discharge of any bankruptcy, reorganization, insolvency or similar proceeding initiated against it by others within sixty (60) days of the date such proceedings were initiated; (E) requests or consents to the appointment of a trustee, custodian or receiver or other officer with similar powers for itself or a substantial part of its property; or (F) a trustee, custodian or receiver or other officer with similar powers is appointed for itself or for a substantial part of its property; (vi) Lessee fails to return the Equipment or fails to return the Equipment in the required condition at the expiration of the Term; or (vii) if Lessee’s obligations are guaranteed by any other party, an “Event of Default” (under and as defined in the Guaranty executed by such Guarantor) shall occur.
          (b) Upon the occurrence of an Event of Default, Lessor may exercise any one or more of the following remedies and any additional rights and remedies permitted by law (none of which shall be exclusive) and shall be entitled to recover all its reasonable costs and expenses and attorneys’ fees in enforcing its rights and remedies:
          (i) Lessee shall, upon demand, assemble or cause to be assembled any o all of the Equipment at a location designated by Lessor; and/or to return promptly, at Lessee’s expense, any or all of the Equipment to Lessor at such location, in the condition and otherwise in accordance with all of the terms of Section 14 hereof; and/or
          (ii) Lessor may itself or by its agents enter upon the premises of Lessee or any other location where the Equipment is located and take possession of and render unusable by Lessee any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession; and/or
          (iii) Sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor’s possession, at public or private sale with or without notice to Lessee, with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs of such disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers’ fees), to the obligations of Lessee under this Lease, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor, or retain any and all of the Equipment; and/or
          (iv) Cancel such Equipment Schedule as to any or all of the Equipment; and/or
          (v) Proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Lessee or to recover damages associated with such Event of Default; or exercise any other right or remedy available to Lessor at law or in equity; and/or
          (vi) By offset, recoupment or other manner of application, apply any security deposit, monies held in deposit or other sums then held by Lessor or any affiliate of Lessor, and with respect to which Lessee has an interest, against any obligations of Lessee arising under this Lease or any other Lease Document, whether or not Lessee has pledged, assigned or granted a security interest to Lessor in any or all such sums as collateral for said obligations.

          (c) In addition to the foregoing, Lessee shall pay to Lessor on demand the sum of (i) any and all Rent which is then due or which has accrued to the date of demand and (ii) an amount equal to the Stipulated Loss Value (as set forth in the related Equipment Schedule) as of the Rent Payment Date on or immediately preceding the date of demand for the Items of Equipment as Lessor shall specify. The Lessor and Lessee agree that Lessor shall be entitled to such amount as damages for loss of bargain and not as a penalty and that such amount is reasonable in light of the anticipated harm to Lessor caused by an Event of Default.
          (d) If Lessee pays the full amount referred to in Section 16(c) to Lessor prior to the termination of this Lease as it relates to such Items of Equipment, title to the relevant Equipment shall immediately vest in Lessee without representation or warranty by Lessor. If Lessee fails to pay such amount and Lessor subsequently sells, releases or otherwise disposes of such Items of Equipment, the amount due from Lessee under Section 16(c) shall be reduced by an amount equal to (i) the actual cash proceeds received and retained by Lessor upon any sale or disposition or (ii) if Lessor leases such Equipment by a lease agreement substantially similar to this Lease, the present value of the rents (discounted at the Prime Rate as announced by Fifth Third Bank and in effect at the time of demand plus 2.00%) payable under such subsequent Lease for the remaining Term of this Lease (without regard to any Renewal Terms other than the then current Renewal Term (if applicable)), in each case, net of all costs and expenses incurred in connection with such sale, disposition or lease including any incidental damages.
          (e) A cancellation or termination hereunder shall occur only upon written notice by Lessor to Lessee, and only with respect to such Items of Equipment as Lessor specifically elects to cancel or terminate by such notice. Except as to any such Items of Equipment with respect to which there is a cancellation or termination, this Lease shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations under this Lease.
          (f) Lessee shall indemnify, defend and hold Lessor harmless for any loss, personal injury (including death), or damage to property, suffered by Lessor, its employees or any of its agents in connection with its entry onto the premises of Lessee. Each of the rights and remedies of Lessor hereunder and under the other Lease Documents is in addition to all of its other rights and remedies hereunder, under the other Lease Documents and under applicable law and nothing in this Lease or any other Lease Document shall be construed as limiting any such right or remedy. Lessor’s failure to exercise or delay in exercising any right, power or remedy available to Lessor shall not constitute a waiver or otherwise affect or impair its rights to the future exercise of any such right, power or remedy. Waiver by Lessor of any Event of Default shall not be a waiver by Lessor of any other or subsequent Events of Default.
     17. General Indemnification. Lessee shall pay, and shall indemnify and hold Lessor, its directors, officers, agents, employees, successors and assigns (each an “Indemnitee”) harmless on an after-tax basis from and against, any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys’ fees), obligations, liabilities, demands and judgments, and Liens, of any nature whatsoever (collectively, a “Liability”) arising out of or in any way related to: (a) the Lease Documents, (b) the manufacture, purchase, ownership, title, selection, acceptance, rejection, possession, lease, sublease, operation, use, maintenance, documenting, inspection, control, loss, damage, destruction, removal, storage, surrender, sale, use, condition, delivery, nondelivery, return or other disposition of or any other matter relating to any Item of Equipment or any part or portion thereof (including, in each case and without limitation, latent or other defects, whether or not discoverable, any claim for patent, trademark or copyright infringement) and any and all Liabilities in any way relating to or arising out of injury to persons, properties or the environment or any and all Liabilities based on strict liability in tort, negligence, breach of warranties or violations of any regulatory law or requirement, (c) a failure to comply fully with applicable law, (d) Lessee’s failure to perform any covenant, or Lessee’s breach of any representation or warranty, hereunder and (e) the failure of the Equipment under the laws of the jurisdiction(s) in which it is to be located, to consist solely of personal property and not fixtures; provided, that the foregoing indemnity shall not extend to the Liabilities to the extent resulting from the gross negligence or willful misconduct of an Indemnitee.

     18. General Tax Indemnification. Lessee shall pay when due and shall indemnify and hold each Indemnitee harmless from and against (on an after-tax basis) any and all taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature (“Taxes”) arising out of or related to this Lease or any other Lease Document, together with interest and penalties thereon and including, without limitation, sales, use, gross receipts, personal property, real property, real estate excise, ad valorem, business and occupational, value added, leasing, leasing use, documentary, stamp or other taxes imposed upon or against any Indemnitee, Lessee or any Equipment by any governmental authority with respect to any Equipment or the manufacturing, ordering, sale, purchase, shipment, delivery, acceptance or rejection, ownership, titling, registration, leasing, subleasing, possession, use, operation, removal, return or other dispossession thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease, whether payable at the inception of a Lease, during the Term thereof or at the expiration thereof, excepting only all federal, state and local taxes on or measured by Lessor’s net income. Whenever this Lease or any other Lease Document terminates as to any Item of Equipment, Lessee shall, upon written request by Lessor, advance to Lessor the amount estimated by Lessor to be the personal property or other taxes on such Item of Equipment which are not yet payable, but for which Lessee is responsible. Lessor shall, at Lessee’s request, provide Lessee with Lessor’s method of computation of any estimated taxes. Except as otherwise provided in the Equipment Schedule relating to any Equipment, upon receipt of any tax bill relating to such Equipment from a relevant taxing authority, Lessor will pay the Tax identified on such tax bill. Lessee will, on demand, (a) reimburse Lessor for the amount of such Tax paid to such taxing authority and (b) pay to Lessor a fee (as identified by Lessor from time to time) relating to the administration of such payment.
     19. Ownership. Title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, title, property, right, equity or interest in the Equipment other than its leasehold interest solely as Lessee subject to all the terms and conditions hereof. This Lease, is intended to be a “finance lease” solely for the purposes of Article 2A of the Uniform Commercial Code as that term is defined in Article 2A of the Uniform Commercial Code. To the extent permitted by applicable law, Lessee (a) waives any and all rights and remedies of Lessee under Sections 2A-508 through 2A-522 of the Uniform Commercial Code and (b) any rights now or hereafter conferred by statute or otherwise to recover incidental or consequential damages from Lessor for any breach or any other reason whatsoever. If, notwithstanding the express intent of the parties, a court of competent jurisdiction determines that any Equipment Schedule is not a “finance lease”, the parties agree that in such event (i) (A) in order to secure the prompt payment of Rent under and with respect to this Lease, and the performance and observant by Lessee of all the agreements, covenants and provisions hereof (collectively, the “Obligations”), Lease hereby grants to Lessor a first priority security interest in all of Lessee’s right, title and interest in the following (whether now existing or hereafter created and whether now owned or hereafter acquired): (1) the Equipment (including, without limitation, all inventory, equipment, fixtures or other property comprising the same), and general intangibles relating thereto, (2) additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier of such Equipment, (3) all subleases (including the right to receive any payment thereunder and the right to make any election or determination or give any consent or waiver thereunder), chattel paper, accounts, security deposits and bills of sale relating thereto, (4) any and all substitutions, replacements or exchanges for any such Equipment or other collateral, and (5) any and all products and proceeds of any collateral hereunder (including all insurance and requisition proceeds and all other payments of any kind with respect to the Equipment and other collateral in and against which a security interest is granted hereunder) and (B) Lessee agrees that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code; and (ii) the original principal amount of the obligations hereunder shall be an amount equal to the Lessor’s Capitalized Cost, and that such principal amount shall accrue interest at the lesser of (x) the maximum lawful rate permitted by applicable law or (y) the implicit interest rate reflecting Lessor’s financial assumptions at the time of the execution of the Lease (including any assumed residual value at the end of the Term as determined by Lessor). Lessee hereby authorizes Lessor to file, solely at the expense of Lessee, any Uniform Commercial Code financing statements or other similar documents that Lessor reasonably deems necessary or advisable to protect its interest. Lessee agrees promptly to execute and deliver to Lessor such further documents or other assurances, and to take such further action, including obtaining landlord and mortgagee waivers, as Lessor may from time to time reasonably request.
     20. Assignment by Lessor. Lessor may at any time assign, grant a security interest in, or otherwise dispose of (individually or collectively, a “transfer”), all or any portion of its rights, title or interests in, to and under this Lease, any Equipment Schedule or any Item of Equipment, together or separately, to one or more persons or entities (each, an “Assignee”). Upon any such transfer, this Lease shall remain in full force and effect. If Lessee is given notice of any such transfer, it shall acknowledge receipt thereof in writing and execute, or otherwise authenticate, such further instruments as may be reasonably requested by Assignee with respect to such transfer, including without limitation, a consent certifying certain material facts and circumstances related to this Lease and the Equipment. Unless otherwise expressly agreed by Assignee, Assignee shall not assume any of the obligations of Lessor under this Lease. Upon written notice to Lessee of an assignment, Lessee agrees to pay the Rent with respect to the Items of Equipment covered by such assignment to such Assignee in accordance with the instructions specified in such notice and Lessee shall not assert against Assignee any defense, counterclaim or offset that Lessee may have against Lessor. All obligations and liabilities of Lessee to Lessor under this Lease (including, without limitation, any schedules, exhibits, riders or other attachments attached hereto or otherwise incorporated herein) are also hereby made for the express benefit of Assignee.
     21. Miscellaneous.
          (a) Lessee shall pay all costs and expenses of Lessor, including, without limitation, reasonable attorneys’ and other professional fees, the fees of any collection agencies and appraisers and all other costs and expenses related to any sale or re-lease of the Equipment (including storage costs), incurred by Lessor in the preparation, negotiation and execution of this Lease or any amendment or supplement hereto, enforcing any of the terms, conditions or provisions hereof and in protecting Lessor’s rights hereunder.
          (b) This Lease shall be governed by and construed in accordance with the laws of the State of Ohio. Any judicial proceeding arising out of or relating to this Lease may be brought in any court of competent jurisdiction in Hamilton County, Ohio and each of the parties hereto (i) accepts the nonexclusive jurisdiction of such courts and any related appellate court and agrees to be bound by any judgment rendered by any such court in connection with any such proceeding and (ii) waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such court or that such court is an inconvenient forum. EACH OF THE LESSEE AND LESSOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR IN AN WAY RELATING TO THIS LEASE, ANY EQUIPMENT SCHEDULE, OR ANY OTHER LEASE DOCUMENT AND ANY ASSIGNMENT, SUBLEASE OR OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH.
          (c) All notices delivered hereunder shall be in writing (including facsimile) and shall be delivered to the following addresses:

if to Lessee:

Dental Care Plus, Inc. 100 Crowne Pointe Place Cincinnati, OH 45241
Attention:
Facsimile:

if to Lessor:
The Fifth Third Leasing Co.
38 Fountain Square Plaza
MD10904A
Cincinnati, Ohio 45263
Attn: Sales Support Manager
Facsimile: (513) 534-6706
          (d) Lessee acknowledges and agrees that time is of the essence with respect to its performance under the Lease Documents. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any provision of this Lease. This Lease shall be binding upon, and inure to the benefit of, the parties hereto, their permitted successors and assigns.
          (e) This Lease, together with all other Lease Documents, constitutes the entire understanding or agreement between Lessor and Lessee with respect to the leasing of the Equipment, and supercedes all prior agreements, representations and understandings relating to the subject matter hereof. Neither this Lease nor any other Lease Document may be amended except by a written instrument signed by Lessor and Lessee.
          (f) This Lease may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
          (g) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof.
     IN WITNESS WHEREOF, Lessor and Lessee have executed this Master Lease as of the day and year first above written.

LESSOR:

THE FIFTH THIRD LEASING COMPANY

By: Name:	/s/ Christopher S. Bell Christopher S. Bell
Title:	Assistant Vice President

LESSEE:

DENTAL CARE PLUS, INC.

By: Name:	/s/ Robert C. Hodgkins, Jr. Robert C. Hodgkins, Jr.
Title:	Vice President & CFO

[5/3 LOGO] FIFTH THIRD BANK
Equipment Schedule — No. 001
Dated January 31, 2005
To Master Equipment Lease Agreement
Dated as of October 1, 2004

Lessor:	THE FIFTH THIRD LEASING COMPANY, an Ohio corporation

Lessee:	DENTAL CARE PLUS, INC.
All of the terms of the Master Equipment Lease Agreement dated as of October 1, 2004 (as amended, supplemented or modified from time to time, the “Master Lease”) between Lessee and Lessor are incorporated by reference herein. Capitalized terms used, and not otherwise defined, herein shall have the meanings ascribed thereto in the Master Lease. This Equipment Schedule as it incorporates the terms of the Master Lease and each schedule, exhibit and rider attached hereto is referred to as this “Lease.” This Equipment Schedule, and the Master Lease, as incorporated herein shall constitute a separate and enforceable lease. If any term of any schedule, exhibit or rider hereto conflicts with or is inconsistent with any term of this Equipment Schedule or the Master Lease, the terms of such schedule, exhibit or rider shall govern.
1.	Equipment.
This Equipment Schedule relates to the Equipment described on Schedule I hereto (collectively, the “Equipment”).
2.	Financial Terms.
          (a) Base Lease Term Commencement Date: January 31, 2005
          (b) Base Lease Term: 36 months
          (c) Rent Payment Dates: February 28, 2005 and on the same day of each month thereafter during the Term.
          (d) Expiration Date: January 31, 2008
          (e) Lessor’s Capitalized Cost: $145,226.19
          (f) Rent: The Base Term Rental Factor is 0.0305982 (or $4,443 67 per month as of the Base Lease Term Commencement Date). The Base Term Rental Factor has been determined based on an interest rate swap rate for a term corresponding to the maturity of this Lease as quoted in the Federal Reserve Statistical H15 Release and (B) such Base Term Rental Factor may be adjusted up or down (as appropriate) by Lessor based upon a corresponding interest rate swap rate quoted in such Release as in effect on the Delivery and Acceptance Date. Lessor will provide Lessee with notice of any such adjustment.
          (g) Equipment Location(s): As specified on Schedule 1. Lessee shall not use, or permit any the Equipment to be used, predominately outside the United States within the meaning of Section 168(g)(1)(A) of the Code except under the circumstances described in Section 168(g)(4) of the Code, if applicable to the Equipment
          (h) The Stipulated Loss Value for the Equipment shall be equal to Lessor’s Capitalized Cost for such Equipment multiplied by the applicable percentage amount for the relevant date set forth on Schedule 2 attached hereto.
          (i) Pursuant to Section 18 of the Master Lease, on or prior to the Delivery and Acceptance Date, Lessee will execute and deliver a Tax Payment Certification in the form of Exhibit A hereto.
          (j) Lessee’s federal taxpayer identification number is 31-1185262 and Lessee’s state charter or organizational identification number is 668728.
3.	Rent and Tax Payments.
          (a) On each Rent Payment Date during the Base Lease Term, Lessee shall pay (i) as Basic Rent for the Equipment, the product of the Base Term Rental Factor and Lessor’s Capitalized Cost for the Equipment and (ii) in respect of Taxes scheduled to become due, such amounts monthly (or at such other interval as Lessor may deem appropriate) as Lessor determines will be due and payable. In addition to the foregoing, on the Base Lease Term Commencement Date Lessee shall pay to Lessor as interim rent for each day from the Delivery and Acceptance Date to the Base Lease Term Commencement Date, the sum of (A) $148.12, as daily rent and (B) such amounts daily in respect of Taxes as Lessor determines will be due and payable.
4.	Certain Tax Matters.
          (a) Lessee represents and warrants that (i) beginning in Lessor’s taxable year which includes the date of acceptance by Lessee of the Equipment and at all times during the Term, Lessor shall be entitled to take the maximum deductions for depreciation allowable pursuant to Section 167(a) or any successor provision of the Code and that the deductions for depreciation of the Equipment shall be determined as provided in Section 168 (including, without limitation, Section 166(a)) or any successor provision of the Code and shall be based on Lessor’s Capitalized Cost for the Equipment (the “Depreciation Deduction”), (ii) the applicable “recovery period” for the Equipment as provided in Section 168(c) or any successor provision of the Code shall be as indicated on Schedule 1, (iii) Lessor shall be entitled to take the maximum deductions pursuant to Section 163 or any successor provision of the Code, with respect to interest payable on Lessor’s borrowing (if any) in connection with the acquisition or financing of Equipment (the “Interest Deduction” and together with the Depreciation Deduction, the “Tax Benefits”), and (iv) Lessor will not be required to Include in its gross income at any time during the Term any amount with respect to the transactions contemplated by the Lease Documents other than (A) Basic Rent as such amounts accrue in accordance with the terms of the Lease, (B) the amount of any income or gain resulting from the payment of Stipulated Lass Value or from the loss, sale or other disposition of the Equipment, (C) amounts paid by Lessee on an after-tax basis, and (D) amounts identified as interest.

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          (b) If, as a result of (i) the inaccuracy of any of the representations or warranties set forth in Section 4(a), (ii) any change in applicable law, (iii) the breach by Lessee of any of its covenants or agreements in this Lease, (iv) any act or omission of Lessee or any affiliate of Lessee, or (v) the sale or other disposition of any Item of Equipment or any interest therein after the occurrence of an Event of Default, there shall be a disallowance, elimination, reduction, disqualification, recapture or other change in whole or in part of the Depreciation Deduction or Interest Deduction, including without limitation a change in the Depreciation Deduction schedule (a “Tax Loss”), Lessee shall, upon request by Lessor and subject to the provisions of this Section 4, pay to Lessor on each Rent Payment Date, commencing with the first such date following written notice to Lessee by Lessor of such Tax Loss, such additional Rent as shall be in amounts which shall cause Lessor’s after tax economic yield and after tax cash flow (computed on the same assumptions, including without limitation, the tax rates and discount rates utilized by Lessor in connection with this Lease) to equal the economic yield and cash flows that would have been realized by Lessor if such Tax Loss had not occurred. If the date of the Tax Loss with respect to any Equipment occurs following the termination of the Lease with respect to such Equipment, said additional Rent shall be payable in a lump sum on demand. In addition to the amounts payable as provided above, Lessee will also pay any interest additions to tax and, penalties (except additions to tax and penalties caused by the gross negligence or willful misconduct of Lessor) paid or payable with respect to the Tax Loss or on account of having claimed the deduction giving rise to such Tax Loss. For purposes of this Section 4, the term “Lessor” shall include any Assignee and any affiliated group within the meaning of Section 1504 or any successor provision of the Code, of which Lessor or Assignee, respectively is a member if consolidated returns are filed for such affiliated group for Federal income tax purposes.
          (c) For the purpose of this Section 4, a Tax Loss shall occur upon the earliest of (i) the happening of any event which may cause such Tax Loss, (ii) the payment by Lessor to the Internal Revenue Service of the tax increase resulting from such Tax Loss, or (iii) the adjustment of the tax return of Lessor to reflect such Tax Loss. A certificate of an officer of Lessor describing such Tax Loss in reasonable detail shall be conclusive evidence of the amount and date of such Tax Loss (absent manifest error).
          (d) Lessee shall not be required to make any payment pursuant to the provisions of this Section 4 in respect of any Tax Loss which results from any one or more of the following causes: (i) the failure of Lessor to have sufficient Income to benefit from such Depreciation Deductions or Interest Deductions, (ii) failure of Lessor to claim in a timely and proper manner (including making all appropriate permissible elections under the Code) any permissible deductions and treatment of income and deductions in its income tax returns for the appropriate years, or (iii) application or imposition of a minimum tax.
          (e) If the Internal Revenue Service proposes an adjustment in any item of income, gain, loss, deduction or credit which if agreed to by Lessor would result in a Tax Loss, Lessor hereby agrees to take such action in connection with contesting such proposed adjustment as Lessee shall reasonably request in writing from time to time, provided that: (i) within thirty (30) days after notice by Lessor to Lessee of such claim, Lessee shall have requested that such proposed adjustment be contested, (ii) before undertaking, at Lessee’s request, any administrative appeals, proceedings, hearings or conferences with the Internal Revenue Service or any judicial resolution or any other such action in respect of such proposed adjustment, Lessor shall have been furnished by Lessee with an opinion of a law firm reasonably acceptable to Lessor, to the effect that Lessee is more likely than not to prevail in contesting such proposed adjustment, (iii) Lessee shall have indemnified or provided for the indemnification of Lessor in a

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manner reasonably satisfactory to Lessor for all expenses which Lessor may incur as the result of contesting such proposed adjustment and hereby agrees to pay or reimburse Lessor for (in addition to all other Indemnification under this Lease), on demand, all actual and reasonable costs and expenses which Lessor may incur in connection with contesting such proposed adjustment, including. without limitation, reasonable attorneys’ and accountants’ fees, expenses and disbursements, (iv) at such lime as judicial resolution is available and appropriate, If Lessor elects to pay the Tax claimed and sue for a refund in the appropriate court, Lessee shall have paid the full amount of such Tax, (v) Lessor need not appeal any adverse judicial determination by any such court or any administration agency, and (vi) Lessor has determined that such proposed adjustment or any proposed contest does not involve a risk of criminal liability or of the toss of use or possession or the forfeiture, seizure, confiscation or sale of any Equipment. Lessor may elect not to contest such proposed adjustment or imposition, despite a request by Lessee pursuant to clause (i) of this Section 4(e) that a proposed adjustment be contested; provided that, if Lessor so elects despite such a request by Lessee, Lessee shall be relieved of all its indemnification obligations in respect of any such Tax Loss resulting from such proposed adjustment. In the case of any such proposed adjustment referred to above, Lessor agrees promptly to notify Lessee in writing of such proposed adjustment and agrees not to make payment of the Tax claimed, if such payment has been demanded, prior to the earlier of (A) the date such amount is due and (B) thirty (30) days after the giving of such notice and agrees to give to Lessee any relevant information relating to such proposed adjustment which may be particularly within the knowledge of Lessor. If Lessee has paid any Tax on behalf of Lessor pending a suit for a refund, Lessor will promptly remit to Lessee any refund received by Lessor as a result of such proceeding (net of any amounts due and payable pursuant to this Lease). Notwithstanding any other provision of this Lease, including this Section, Lessor shall have the affirmative control of any contest litigation.
5.	Insurance
The amount of public liability insurance including personal injury and property damage required to be maintained by Lessee pursuant to Section 10(a) of the Master Lease is $1,000,000.00 per occurrence.
6.	Early Expiration
          (a) Early Expiration Dates. Each Rent Payment Date falling within an Early Expiration Period designated below is called an “Early Expiration Date” and corresponds to an Early Termination Option fee expressed as a percentage of Lessor’s Capitalized Cost as follows:

Early Expiration Period	Early Termination Option
January 2006	57.23%
          So long as (i) no Default or Event of Default has occurred and (ii) this Lease shall not have been earlier terminated, on the Early Expiration Date specified above, Lessee may exercise with respect to all but not less than all of the Equipment an option specified in this Section 6.
          (b) Termination Option. Lessee shall have the right, upon the terms and conditions set forth below, to terminate this Lease and return all but not less than all of the Equipment on such Early Expiration Date, and pay to Lessor, in cash on such Early Expiration Date, a

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termination fee equal to the Early Termination Option percentage times Lessor’s Capitalized Cost and corresponding to the Early Expiration Date specified above, plus all Rent then due and payable pursuant to this Lease (including Basic Rent due on such Early Expiration Date); provided that Lessee gives Lessor written notice of Lessee’s intent to exercise such right not less than one hundred eighty (180) days and not more than two hundred seventy (270) days prior to the applicable Early Expiration Date. Failure to provide notice within such period shall terminate any right of Lessee to terminate this Lease pursuant to this Section. If Lessee exercises its right to terminate this Lease and return the Equipment in accordance with the terms hereof, Lessee shall return the Equipment not later than the applicable Early Expiration Date in the condition required by Section 14 of the Master Lease and Section (a) hereof.
7.	End of Term
Upon the expiration of the Term, Lessee shall exercise with respect to all, but not less than all, of the Equipment one of the following options in accordance with the terms hereof:
          (a) Purchase Option. So long as (i) no Default or Event of Default has occurred and (ii) this Lease shall not have been earlier terminated, Lessee shall have the right upon the terms and conditions set forth below, to purchase all but not less than all of the Equipment upon expiration of the Term, for a price equal to the Fair Market Value for the Equipment (plus all Taxes (including all sales and use Taxes) payable in connection with such purchase) provided that Lessee gives Lessor written notice of Lessee’s intent to exercise such right not less than one hundred eighty (180) days and not more than two hundred seventy (270) days prior to the end of the Term. Failure to provide notice within such period shall terminate any right of Lessee to purchase the Equipment pursuant to this Section. “Fair Market Value shall mean (A) the amount agreed upon between Lessor and Lessee not less than ninety (90) days prior to the end of the Term or (B) if not so agreed, shall be determined not later than the end of the Term by an independent appraiser upon whom Lessor and Lessee may mutually agree, or, failing such agreement, the average appraised value of three independent appraisers, one of whom shall be selected by Lessor, the second by Lessee and the third by the first two so selected which determination shall be binding upon Lessee and Lessor. In determining the Fair Market Value, each such appraiser shall determine the value which would be obtained in an arm’s length transaction between an informed and willing buyer-user and an Informed and willing seller under no compulsion to sell such Equipment, assuming the Equipment to be in the condition required to be maintained and returned pursuant to the Lease. In such determination of Fair Market Value, (w) the costs of removal of the Equipment from its present location shall not be a deduction from such value, (x) if the Equipment is installed, the value shall be determined on an Installed basis, (y) such purchase shall be on an “as-is, where-is” basis and without warranty or representations, except that Lessor shall warrant that the Equipment is free, clear or unencumbered of all Liens arising by, through or under Lessor except for such Liens that Lessee is required to remove pursuant to the terms of the Lease and (z) the purchase price shall be payable in cash. The fees and expenses of all such appraisers shall be paid by Lessee. If Lessee exercises its right to purchase the Equipment in accordance with the terms hereof, upon payment of the purchase price and all other amounts then due and payable under this Lease, Lessor will deliver to Lessee a bill of sale transferring title to the Equipment to Lessee on an “as-is, where-is” basis without representation or warranty of any kind except that Lessor shall warrant that the Equipment is free, clear and unencumbered of all Liens arising by, through or under Lessor except for such Liens that Lessee is required to remove pursuant to the terms of the Lease.

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If Lessee and Lessor are unable to agree upon the Fair Market Value of the Equipment prior to the date ninety (90) days prior to the end of the Base Lease Term or applicable Renewal Term, notwithstanding any election to purchase the Equipment, subject to Section 2 of the Master Lease, by delivery of written notice not less than the date ninety (90) days prior to the end of the Base Lease Term or the applicable Renewal Term, Lessee may either (I) terminate its election to purchase the Equipment by delivering written notice of its irrevocable election to return the Equipment or (Il) irrevocably elect to determine the Fair Market Value in accordance with clause (2) of the definition thereof. Failure to provide such notice shall constitute an election by Lessee to seek a negotiated determination of the Fair Market Value but shall not impose any additional obligation on Lessor. If Lessor and Lessee are unable to agree upon the Fair Market Value of the Equipment prior to the end of the Base Lease Term of the applicable Renewal Term, notwithstanding any election to purchase the Equipment, subject to Section 2 of the Master Lease, by delivery of written notice not later than the end of the Base Lease Term or the applicable Renewal Term, Lessee may either (I) terminate its election to purchase the Equipment by delivering written notice of its irrevocable election to return the Equipment or (II) irrevocably elect to determine the Fair Market Value in accordance with clause (2) of the definition thereof.
          (b) Return Option. If Lessee fails to purchase the Equipment pursuant to the provisions of the preceding Section, Lessee shall return the Equipment to Lessor in accordance with the terms of this Section 7(b) and Section 14 of the Master Lease
     (i) At the expiration of the Term, Lessee shall return all, but not less than all, of the Equipment. Lessee shall provide Lessor with not less than one hundred eighty (180) days prior written notice of its intent to return the Equipment (“Notice of Return”). Such Notice of Return will contain a detailed inventory of the Equipment and all components thereof, including a listing of the model and serial number of all components comprising the Equipment and will identify the then current location of the Equipment.
     (ii) On or before the expiration of the Term, Lessee shall return the Equipment, at Lessee’s cost and expense, to any location(s) designated by Lessor. The Equipment will be transported in accordance with manufacturer’s recommendations and applicable government laws, rules and regulations,
     (iii) Upon delivery of the Equipment, Lessee shall deliver all maintenance records and other similar documents pertaining to the Equipment and, to the extent Lessor is not the owner of such records, title thereto will immediately vest In Lessor.
     (iv) At least sixty (60) days prior to the scheduled return and redelivery of the Equipment, Lessee shall, at its own cost and expense, provide Lessor with a report from a certified manufacturer or dealer of the Equipment, or such other qualified party reasonably acceptable to Lessor, stating that such person has performed an inspection and testing of the Equipment and that such Equipment is in the condition required by the Lease.
     (v) Upon return, the Equipment shall be:
     (A) cleaned or steam-cleaned as applicable and treated with respect to rust, corrosion and appearance In accordance with manufacturer’s recommendations and consistent with the best practices of dealers in used equipment similar to the Equipment;

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     (B) free of all advertising end insignia placed thereon by Lessee;
     (C) mechanically and structurally sound, capable of performing the functions for which it was originally designed and able to operate within the original specifications and tolerances with no loss of power and, if applicable, no excessive emission of exhaust at ignition or starting of the machinery;
     (D) accompanied by a detailed inventory of the Equipment and all components thereof, including a listing of the model and serial number of all components comprising the Equipment;
     (E) accompanied by a current set of all manuals, blueprints, process flow diagrams, equipment configuration diagrams and other data reasonably requested by Lessor: and
     (F) accompanied by a certificate of the manufacturer or of a maintenance provider acceptable to Lessor that the Equipment qualifies for the manufacturers used equipment maintenance program (if any) and all manufacturers and maintenance provider’s warranties (if any).
     (vi) In addition and without limiting the foregoing, upon return the Equipment shall comply with the following conditions:
     (A) [NOT APPLICABLE]
     (vii) If Lessee is required to return the Equipment, or any portion of the Equipment, prior to the scheduled expiration of the Term as a result of an Event of Default or the cancellation or termination of this Lease in accordance with the terms hereof, Lessee shall return such Equipment in the condition required by and in accordance with the terms of this Section 6(a); provided that any requirement in this Section 6(a) to provide notice prior to taking any required action, or to take any action within a period specified prior to the scheduled expiration of the Term, shall not be applicable and Lessee shall be required to comply with such provisions on demand.
Except as expressly modified hereby, all terms and provisions of the Master Lease shall remain in full force and effect. This Equipment Schedule is not binding or effective with respect to the Master Lease or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.
[Remainder of page intentionally left blank. Signature page follows.]

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     IN WITNESS WHEREOF, Lessee and Lessor have caused this Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	LESSEE:

THE FIFTH THIRD LEASING COMPANY	DENTAL CARE PLUS, INC.

By:	By:

Name:	Name:
Title:	Title:
THIS LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS AND TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAT THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE CHATTEL PAPER ORIGINAL ON THE SIGNATURE PAGE THEREOF. THIS IS THE CHATTEL PAPER ORIGINAL.
CHATTEL PAPER ORIGINAL

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     IN WITNESS WHEREOF; Lessee and Lessor have caused this Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	LESSEE:

THE FIFTH THIRD LEASING COMPANY	DENTAL CARE PLUS, INC.

By:	By:

Name:	Name:
Title:	Title:
THIS LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS AND TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAT THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE CHATTEL PAPER ORIGINAL ON THE SIGNATURE PAGE THEREOF. THIS IS NOT THE CHATTEL PAPER ORIGINAL.

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SCHEDULE 1
TO
EQUIPMENT SCHEDULE No. 001
DESCRIPTION OF EQUIPMENT

				Sales Tax,
Manuf. and/or	Description of Equipment			Delivery,
Vendor Name &	and MACRS Depreciation		Per Item Cost	Installation &	Invoice	Equipment
Invoice No.	Recovery Period	Quantity	(If applicable)	Other Charges	Total	Location
CDW DIRECT						100 Crowne
Invoices #’s:						Pointe Place,
						Cincinnati
PC99588						OH 45241
PC99908 PA31649 PA37406 PA77114	Various Computer Hardware	1	$11,061.69	$0.00	$11,061.69

Dell	Various Computer Hardware	1	$123,759.74	$0.00	$123,759.74	100 Crowne
Invoices #’s:						Pointe Place,
						Cincinnati
C17955392						OH 45241
B80647045 B55978726 B55194350 B50515140 B50691372 B52782871 B52613093 B53061868 B52612682 B52612836 B51597221 B51865595 B52183692 B57015364 B57407327 B54879813 B54244397 B54351916
Capitalized Sales Tax					$10,404.96
Total:					$145,226.19

SCHEDULE 2
TO
EQUIPMENT SCHEDULE No. 001
RENT PAYMENT DATE
STIPULATED LOSS VALUE PERCENTAGES

		Stipulated Loss Value
Payment Number	Rent Payment Date	Percentage
1	2/28/2005	102.16
2	3/31/2005	99.58
3	4/30/2005	96.98
4	5/31/2005	94.38
5	6/30/2005	91.76
6	7/31/2005	89.14
7	8/31/2005	86.50
8	9/30/2005	83.85
9	10/31/2005	81.20
10	11/30/2005	78.52
11	12/31/2005	75.84
12	1/31/2006	73.15
13	2/28/2006	70.44
14	3/31/2006	67.72
15	4/30/2006	64.99
16	5/31/2006	62.24
17	6/30/2006	59.48
18	7/31/2006	56.71
19	8/31/2006	53.93
20	9/30/2006	51.13
21	10/31/2006	48.32
22	11/30/2006	45.49
23	12/31/2006	42.66
24	1/31/2007	39.81
25	2/28/2007	36.94
26	3/31/2007	34.06
27	4/30/2007	31.17
28	5/31/2007	28.27
29	6/30/2007	25.36
30	7/31/2007	22.44
31	8/31/2007	19.50
32	9/30/2007	16.55
33	10/31/2007	13.59
34	11/30/2007	10.62
35	12/31/2007	7.64
36	1/31/2008	4.64
NOTE: THE SLV PERCENTAGE DOES NOT INCLUDE RENT DUE ON EACH APPLICABLE RENT PAYMENT DATE. LESSEE IS REQUIRED TO PAY ALL RENT DUE ON THE APPLICABLE PAYMENT DATE.

EXHIBIT A
TAX PAYMENT CERTIFICATION
Reference is made to the Master Equipment Lease Agreement dated as of October 1, 2004 between DENTAL CARE PLUS, INC. and THE FIFTH THIRD LEASING COMPANY and Equipment Schedule No. 001 thereto (collectively, the “Lease”). Capitalized terms used, and not otherwise defined, herein shall have the meaning ascribed thereto in the Lease.
1.	Lessee acknowledges and agrees that it:
(a)	will declare, when listing property to taxing authorities, the Equipment as LEASED equipment only;

(b)	will immediately notify Lessor of any change in location of this Equipment; and

(c)	will reimburse Lessor on demand for any Taxes paid by Lessor assessed on the Equipment.
2.	Lessee represents and warrants with respect to the Equipment that:
(a)	Lessor’s acquisition of, and the leasing pursuant to this Lease of, the Equipment is exempt from all sales, use and similar taxes imposed upon or payable by either Lessor or Lessee as a result of the acquisition, use or rental of such Equipment, and Lessee has furnished to Lessor an appropriate tax exemption certificate or other documentation (which must be satisfactory to Lessor) evidencing such exemption;

(b)	to the extent that the acquisition, use or rental of such Equipment is not exempt from all sales, use and similar taxes, Lessee has complied and will continue to comply with its obligations under the Lease to reimburse Lessor for full amount of such taxes; and

(c)	any tax exemption certificates, or any similar documentation, furnished to Lessor by Lessee claiming any exemption, abatement or exception to sales, use or similar tax, shall be true, accurate and complete in all respects and Lessor is entitled to rely thereon in not remitting or paying any such tax.
Lessee agrees to indemnify and hold Lessor harmless from and against all losses, costs and expenses (including penalties, interest and alt reasonable attorneys’ fees and disbursements) incurred as a result of any breach of, or inaccuracy In the making of, any of the foregoing representations and warranties, or the failure of Lessor or Lessee to obtain the benefit of any claimed tax exemption, abatement or exception.
[Remainder of page intentionally left blank. Signature page follows.]

     IN WITNESS WHEREOF, Lessee has caused this Certification to be duty executed as of January ___, 2005.

LESSEE: DENTAL CARE PLUS, INC.

By:

Name:
Title:

[5/3 LOGO] FIFTH THIRD BANK
Equipment Schedule — No. 002
Dated January 31, 2005
To Master Equipment Lease Agreement
Dated As Of October 1, 2004

Lessor:	THE FIFTH THIRD LEASING COMPANY,
an Ohio corporation

Lessee:	DENTAL CARE PLUS, INC.
All of the terms of the Master Equipment Lease Agreement dated as of October 1, 2004 (as amended, supplemented or modified from time to time, the “Master Lease”) between Lessee and Lessor are incorporated by reference herein. Capitalized terms used, and not otherwise defined, herein shall have the meanings ascribed thereto in the Master Lease. This Equipment Schedule as it incorporates the terms of the Master Lease and each schedule, exhibit and rider attached hereto is referred to as this “Lease”. This Equipment Schedule, and the Master Lease, as incorporated herein shall constitute a separate and enforceable lease. If any term of any schedule, exhibit or rider hereto conflicts with or is inconsistent with any term of this Equipment Schedule or the Master Lease, the terms of such schedule, exhibit or rider shall govern.
1.	Equipment.
This Equipment Schedule relates to the Equipment described on Schedule 1 hereto (collectively, the “Equipment”).
2.	Financial Terms.
     (a) Base Lease Term Commencement Date: January 31, 2005
     (b) Base Lease Term: 48 months
     (c) Rent Payment Dates: February 28, 2005 and on the same day of each month thereafter during the Term.
     (d) Expiration Date: January 31, 2009
     (e) Lessor’s Capitalized Cost: $822,850.00
     (f) Rent: The Base Term Rental Factor is 0.02351714 (or $19,351.08 per month as of the Base Lease Term Commencement Date). The Base Term Rental Factor has been determined based on an interest rate swap rate for a term corresponding to the maturity of this Lease as quoted in the Federal Reserve Statistical H15 Release and (B) such Base Term Rental Factor may be adjusted up or down (as appropriate) by Lessor based upon a corresponding interest rate swap rate quoted in such Release as in effect on the Delivery and Acceptance Date. Lessor will provide Lessee with notice of any such adjustment,

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     (g) Equipment Location(s): As specified on Schedule 1.
     (h) Pursuant to Section 18 of the Master Lease, on or prior to the Delivery and Acceptance Date, Lessee will execute and deliver a Tax Payment Certification in the form of Exhibit A hereto.
     (i) Lessee’s federal taxpayer identification number is 31-1185262 and Lessee’s state charter or organizational identification number is 668728.
3.	Rent and Tax Payments.
          (a) On each Rent Payment Date during the Base Lease Term, Lessee shall pay (i) as Basic Rent for the Equipment, the product of the Base Term Rental Factor and Lessor’s Capitalized Cost for the Equipment and (ii) in respect of Taxes scheduled to become due, such amounts monthly (or at such other interval as Lessor may deem appropriate) as Lessor determines will be due and payable. In addition to the foregoing, on the Base Lease Term Commencement Date, Lessee shall pay to Lessor as interim rent for each day from the Delivery and Acceptance Date to the Base Lease Term Commencement Date, the sum of (A) $645.04, as daily rent and (B) such amounts daily in respect of Taxes as Lessor determines will be due and payable.
4.	Tax, Interest and Security.
          (a) For federal and state income tax purposes, Lessor and Lessee agree that Lessee will be considered the owner of the Equipment. Accordingly, Lessor agrees (i) not to take actions or positions inconsistent with Lessee as owner of the Equipment on or with respect to its federal income tax return, and (ii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal or state income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor’s taking a tax position inconsistent with the foregoing to the extent such position is required by law or to the extent such position is taken without gross negligence on the part of Lessor. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment.
          (b) Nothing contained in the Lease Documents shall require Lessee at any time to pay interest at a rate exceeding the maximum permissible rate under applicable law. To the extent that any Rent is characterized as interest and if such interest payable by Lessee on any date would exceed the maximum amount permitted by applicable law, such interest payment shall automatically be reduced to such maximum amount permitted. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be held by Lessor as security for the obligations of Lessee under this Lease.
          (c) To the extent permitted by applicable law, Lessee waives any rights now or hereafter conferred by statute or otherwise to recover incidental or consequential damages from Lessor for any breach or any other reason whatsoever. In order to secure the prompt payment of Rent under and with respect to this Lease, and the performance and observance by Lessee of all the agreements, covenants and provisions hereof (collectively, the “Obligations”), Lessee hereby grants to Lessor a first priority security interest in all of Lessee’s right, title and interest in the following (whether now existing or hereafter created and whether now owned or hereafter acquired): (i) the Equipment (including, without limitation, all inventory, equipment, fixtures or other property comprising the same), and general intangibles relating thereto, (ii) additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier of

2

such Equipment, (iii) all subleases (including the right to receive any payment thereunder and the right to make any election or determination or give any consent or waiver thereunder), chattel paper, accounts, security deposits and bills of sale relating thereto, (iv) any and all substitutions, replacements or exchanges for any such Equipment or other collateral, and (v) any and all products and proceeds of any collateral hereunder (including all insurance and requisition proceeds and all other payments of any kind with respect to the Equipment and other collateral in and against which a security interest is granted hereunder). Lessee agrees that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. Lessee further agrees that the original principal amount of the obligations hereunder shall be an amount equal to Lessor’s Capitalized Cost, and that such principal amount shall accrue interest at the implicit interest rate reflecting Lessor’s financial assumptions at the time of the execution of the Lease (including any outstanding balance at the end of the Base Lease Term as reflected by the purchase price for the Equipment at the end of the Base Lease Term set forth in Section 6). Lessee hereby authorizes Lessor to file, solely at the expense of Lessee, any Uniform Commercial Code financing statements or other similar documents that Lessor reasonably deems necessary or advisable to protect its interest. Lessee agrees promptly to execute and deliver to Lessor such further documents or other assurances, and to take such further action, including obtaining landlord and mortgagee waivers, as Lessor may from time to time reasonably request.
5.	Insurance.
The amount of public liability insurance including personal injury and property damage required to be maintained by Lessee pursuant to Section 10(a) of the Master Lease is $1,000,000.00 per occurrence.
6.	End Term.
     (a) From and after the first (1st) anniversary of the Base Term Commencement Date, Lessee shall have the right, (i) so long as no Default or Event of Default has occurred and is continuing and (ii) this Lease shall not have been earlier terminated, upon the terms and conditions set forth below, to terminate this Lease on and as of any Rent Payment Date specified by Lessee; provided that Lessee gives Lessor written notice of Lessee’s intent to exercise such right not less than ninety (90) days and not more than one hundred eighty (180) days prior to such Rent Payment Date. On such Rent Payment Date (the “Prepayment Date”) specified by Lessee, Lessee shall pay to Lessor an amount equal to the sum of (a) all Basic Rent due on such Rent Payment Date together with all other amounts then due and payable under this Lease and (b) an amount equal to each installment of Basic Rent payable under the Lease on each Rent Payment Date during the Term after the Prepayment Date, in each case, discounted from the Rent Payment Date on which such payment would have been due to the Prepayment Date at a rate per annum equal to the then current yield, as reasonably determined by Lessor, on United States Treasury securities with a remaining life to maturity equal to, or approximately equal to, the period from the Prepayment Date to the final Rent Payment Date during the Term and (c) a prepayment premium equal to five and 0/l00ths percent (5%) of the amount referred to in clause (b). The amount referred to in clause (c) shall be payable by Lessee as liquidated damages for the cost of making funds available to Lessee hereunder and not as a penalty.
     (b) Upon payment of such amount to Lessor in accordance with the terms hereof, Lessee will be deemed to have purchased the Equipment and Lessor will deliver to Lessee a bill

3

of sale transferring title to the Equipment to Lessee on an “as-is, where-is” basis without representation or warranty of any kind except that Lessor shall warrant that the Equipment is free, clear and unencumbered of all Liens arising by, through or under Lessor except for such Liens that Lessee is required to remove pursuant to the terms of the Lease.
     (c) Upon the expiration of the Base Lease Term, so long as (i) no Default or Event of Default has occurred and is continuing and (ii) this Lease shall not have been earlier terminated, Lessee shall, upon the terms and conditions set forth below, purchase all but not less than all of the Equipment for a price equal to One Dollar ($1.00) plus all Rent then due and payable pursuant to this Lease and Taxes (including all sales and use Taxes) payable in connection with such purchase. Upon the purchase of the Equipment in accordance with the terms hereof, and payment of all other amounts then due and payable under this Lease, Lessor will deliver to Lessee a bill of sale transferring title to the Equipment to Lessee on an “as-is”, “where-is” basis without representation or warranty of any kind except that Lessor shall warrant that the Equipment is free, clear and unencumbered of all Liens arising by, through or under Lessor except for such Liens that Lessee is required to remove pursuant to the terms of the Lease.
     (d) Except to the extent otherwise expressly set forth herein in case of a permitted prepayment in full of all Basic Rent and other obligations due under this Lease, the amount of Basic Rent or any other obligation required to be paid under this Lease shall not be discounted by virtue of the fact that such amount may be paid by the Lessee prior to the due date thereof.
7.	Amendments to Master Lease and Additional Lease Provisions
     (a) Section 10(a) of the Master Lease is hereby amended by deleting the words “Stipulated Loss Value (as defined in the applicable Equipment Schedule) of such Equipment at any time” appearing therein and inserting in lieu thereof, the words, “Lessor’s Capitalized Cost or such lesser amount to which Lessor shall reasonably consent.”
     (b) Section 10(c) of the Master Lease is hereby amended by replacing the two references to “Stipulated Loss Value” with the words “amounts due to Lessor pursuant to Section 11(b)(ii) following an Event of Loss.”
     (c) Section 11 (b)(ii) of the Master Lease is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: “(ii) pay to Lessor on the next succeeding Rent Payment Date (the ‘Loss Payment Date”) the sum of (A) all Rent due and owing hereunder with respect to such Item of Equipment (at the time of such payment) including all Basic Rent payable on such Rent Payment Date plus (B) an amount equal to each installment of Basic Rent payable under the Lease on each Rent Payment Date during the Term after the Loss Payment Date, in each case, discounted from the Rent Payment Date on which such payment would have been due to the Loss Payment Date at a rate per annum equal to the then current yield, as reasonably determined by Lessor, on United States Treasury securities with a remaining life to maturity equal to, or approximately equal to, the period from the Loss Payment Date to the final Rent Payment Date during the Term.”
     (d) Section 15 of the Master Lease is hereby amended by inserting the following immediately following clause (j) thereof: “(k) Upon the filing with the Secretary of State of Ohio of a Uniform Commercial Code financing statement describing Lessor, as secured party, Lessee, as debtor, and the Equipment as the collateral, Lessor shall have a first priority perfected security interest in the Equipment leased under this Lease.”

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     (e) Section 16(c) of the Master Lease is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: “In addition to the foregoing, Lessee shall pay to Lessor on demand the sum of (i) any and all Rent which is then due or which has accrued to the date of demand and (ii) an amount equal to each installment of Basic Rent payable under the Lease on each Rent Payment Date during the Term after the date of demand, in each case, discounted from the Rent Payment Date on which such payment would have been due to the date of demand at a rate per annum equal to the then current yield, as reasonably determined by Lessor, on United States Treasury securities with a remaining life to maturity equal to, or approximately equal to, the period from the date of demand to the final Rent Payment Date during the Term. Lessor and Lessee agree that Lessor shall be entitled to such amount as damages for loss of bargain and not as a penalty and that such amount is reasonable in light of the anticipated harm to Lessor caused by an Event of Default.”
     (f) Section 19 of the Master Lease is hereby deleted in its entirety and the following is inserted, in lieu thereof: “19. [INTENTIONALLY OMITTED].”
Except as expressly modified hereby, all terms and provisions of the Master Lease shall remain in full force and effect. This Equipment Schedule is not binding or effective with respect to the Master Lease or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.
Remainder of page intentionally left blank. Signature page follows.

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     IN WITNESS WHEREOF, Lessee and Lessor have caused this Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	LESSEE:

THE FIFTH THIRD LEASING COMPANY	DENTAL CARE PLUS, INC.

By:	By:
Name:	Name:
Title:	Title:
THIS LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS AND TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAT THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE CHATTEL PAPER ORIGINAL ON THE SIGNATURE PAGE THEREOF. THIS IS THE CHATTEL PAPER ORIGINAL.
CHATTEL PAPER ORIGINAL

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     IN WITNESS WHEREOF, Lessee and Lessor have caused this Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	LESSEE:

THE FIFTH THIRD LEASING COMPANY	DENTAL CARE PLUS, INC.
By:	By:
Name:	Name:
Title:	Title:
THIS LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS AND TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAT THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE CHATTEL PAPER ORIGINAL ON THE SIGNATURE PAGE THEREOF. THIS IS NOT THE CHATTEL PAPER ORIGINAL.

7

SCHEDULE 1
TO
EQUIPMENT SCHEDULE No. 002
DESCRIPTION OF EQUIPMENT

				Sales Tax,
Manuf. and/or				Delivery,
Vendor Name &			Per Item Cost	Installation &	Invoice	Equipment
Invoice No.	Description of Equipment	Quantity	(If applicable)	Other Charges	Total	Location
Deniserv, LLC	One (1) Software License	1	$655,000.00	$0.00	$655,000.00	100 Crowne Pointe Place Cincinnati, OH 45241

Deniserv, LLC	One (1) System Conversion	1	$100,000.00	$0.00	$100,000.00	100 Crowne Pointe Place Cincinnati, OH 45241

Deniserv, LLC	One (1) Estimated Travel Expenses	1	$15,000.00	$0.00	$15,000.00	100 Crowne Pointe Place Cincinnati, OH 45241

	Capitalized Sales Tax	1	$52,850.00	$0.00	$52,850.00	100 Crowne Pointe Place Cincinnati, OH 45241

	Doc Fee	1	$400.00	$0.00

Total:					$822,850.00

8

Exhibit A
Tax Payment Certification
     Reference is made to the Master Equipment Lease Agreement dated as of October 1, 2004 between DENTAL CARE PLUS, INC. and THE FIFTH THIRD LEASING COMPANY and Equipment Schedule No. 002 thereto (collectively, the “Lease”). Capitalized terms used, and not otherwise defined, herein shall have the meaning ascribed thereto in the Lease.
1.	Lessee acknowledges and agrees that it:
(a)	will immediately notify Lessor of any change in location of this Equipment; and

(b)	will reimburse Lessor on demand for any Taxes paid by Lessor assessed on the Equipment.
2.	Lessee represents and warrants with respect to the Equipment that:
(a)	Lessor’s acquisition of, and the leasing pursuant to this Lease of, the Equipment is exempt from all sales, use and similar taxes imposed upon or payable by either Lessor or Lessee as a result of the acquisition, use or rental of such Equipment, and Lessee has furnished to Lessor an appropriate tax exemption certificate or other documentation (which must be satisfactory to Lessor) evidencing such exemption;

(b)	to the extent that the acquisition, use or rental of such Equipment is not exempt from all sales, use and similar taxes, Lessee has complied and will continue to comply with its obligations under the Lease to reimburse Lessor for full amount of such taxes; and

(c)	any tax exemption certificates, or any similar documentation, furnished to Lessor by Lessee claiming any exemption, abatement or exception to sales, use or similar tax, shall be true, accurate and complete in all respects and Lessor is entitled to rely thereon in not remitting or paying any such tax.
Lessee agrees to indemnify and hold Lessor harmless from and against all losses, costs and expenses (including penalties, interest and all reasonable attorneys’ fees and disbursements) incurred as a result of any breach of, or inaccuracy in the making of, any of the foregoing representations and warranties, or the failure of Lessor or Lessee to obtain the benefit of any claimed tax exemption, abatement or exception.
     IN WITNESS WHEREOF, Lessee has caused this Certification to be duly executed as of January ___, 2005.

LESSEE: DENTAL CARE PLUS, INC.

By:
Name:
Title:

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